EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                         NOVEMBER 10, 2011

TANDY LEATHER FACTORY REPORTS 3rd QUARTER 2011 EARNINGS UP 40%
RAISES 2011 GUIDANCE:  EPS EXPECTED TO INCREASE 15-20% OVER 2010

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the third quarter of 2011.  Consolidated net income for the quarter ended September 30, 2011 was $829,000 compared to consolidated net income of $594,000 for the third quarter of 2010, an increase of 40%.  Fully diluted earnings per share for the quarter were $0.08, compared to $0.06 in the third quarter of last year.  Total sales for the quarter ended September 30, 2011 were $15.4 million, up 13% from $13.6 million in the third quarter last year.

Consolidated sales for the nine months ended September 30, 2011 were $47.2 million, up 11% from the 2010 first three quarter’s sales of $42.6 million.  Consolidated net income for the first three quarters of 2011 was up 17% at $3.1 million or $0.30 per fully-diluted share versus $2.6 million or $0.25 per fully-diluted share in the comparable period last year.

Sales in the Retail Leathercraft segment, which consists of the Tandy Leather stores, increased $1.5 million in the third quarter, a 21% improvement over last year's third quarter.  Seventy-seven stores comprised Tandy Leather's operations on September 30, 2011, compared to seventy-six stores a year ago.  For the first nine months of 2011, Retail Leathercraft’s sales increased $3.8 million, or 15%, over the first nine months of 2010.  Third quarter sales for the Wholesale Leathercraft segment, which consists of the Leather Factory stores and national account group, were up 2% or $137,000 from the same quarter last year.  For the first nine months of 2011, Wholesale Leathercraft’s sales were up $493,000, or 3%, from the same period in 2010.  International Leathercraft, consisting of one store located in the United Kingdom, reported a sales increase of 34%, or $76,000, compared to the third quarter of 2010.  For the year, International Leathercraft’s sales were up 28%, or $334,000, over the same period last year.

Consolidated gross profit margin for the current quarter was 60.0%, matching that of the third quarter of 2010.  For the first three quarters of this year, consolidated gross profit margin was 60.6%, also matching that of last year’s gross profit margin.  Consolidated operating expenses rose approximately 13% and 9% for the quarter and the year, respectively, $910,000 in the current quarter and $1.9 million for the first nine months over the same periods a year ago.  For the third quarter, the significant increases in expenses occurred in employee compensation and benefits, legal fees, and freight out.  For the year, expense increases mirrored that of the third quarter.  Consolidated operating margin for the quarter of 7.9% matched that of the third quarter last year.  On a year-to-date basis, consolidated operating margin improved from 9.5% last year to 10.4% in the current year.

Jon Thompson, Chief Executive Officer and President, commented, “We are pleased with the third quarter as sales were strong, gross profit margins matched that of last year’s third quarter, and all divisions positively contributed to earnings.  Further, we believe we have managed the pressure on gross profit margins well this year.”

Chief Financial Officer and Treasurer, Shannon Greene, added, “Despite the economic uncertainly that continues to weigh on consumers, we have performed well through the first nine months of this year.  We will continue to monitor our gross profit margin and operating expenses as we finish out the year in order to maximize earnings.”

Financial Outlook:

The following statements are based on TLF's current expectations as of November 10, 2011.  These statements are forward-looking statements and should be read in conjunction with the cautionary information about these statements that appears below.

In 2011, the Company has opened two stores – one in Australia and one in the U.S. – and expects to open 1-2 additional stores internationally.  Estimated consolidated net sales for 2011 will be in the range of $64 to $66 million.  EPS for 2011 are expected to be in the range of $0.45 to $0.48.  Average shares outstanding, both basic and diluted, in 2011 are estimated to be approximately 10.2 million.  The Company assumes an effective tax rate for the year between 35% and 37%.

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 77 Tandy Leather retail stores, located in 36 states and 6 Canadian provinces, and two combination wholesale/retail stores located in the United Kingdom and Australia.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:

	Quarter Ended September 30, 2011		Quarter Ended September 30, 2010
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$6,150,138	$296,824	$6,012,932	$510,256
Retail Leathercraft	8,744,446	811,347	7,212,443	518,718
International Leathercraft	490,837	113,666	414,818	46,882
Total Operations	$15,385,421	$1,221,837	$13,640,193	$1,075,856

	Nine Months Ended 09/30/11		Nine Months Ended 09/30/10
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$19,341,919	$1,709,226	$18,849,015	$1,667,718
Retail Leathercraft	26,327,904	2,857,986	22,535,418	2,210,932
International Leathercraft	1,528,559	336,428	1,195,120	177,885
Total Operations	$47,198,382	$4,903,640	$42,579,553	$4,056,535

Wholesale Leathercraft	Quarter Ended 09/30/11		Quarter Ended 09/30/10
	# of stores	Sales	# of stores	Sales
Same store sales	29	$5,361,239	29	$5,091,250
Closed store	-	-	1	102,063
National account group	n/a	788,899	n/a	819,619
Total Sales – Wholesale Leathercraft	29	$6,150,138	30	$6,012,932

Wholesale Leathercraft	Nine Months Ended 09/30/11		Nine Months Ended 09/30/10
	# of stores	Sales	# of stores	Sales
Same store sales	29	$17,133,069	29	$16,270,557
Closed store	-	-	1	274,162
National account group	n/a	2,208,850	n/a	2,304,296
Total Sales – Wholesale Leathercraft	29	$19,341,919	29	$18,849,015

Retail Leathercraft	Quarter Ended 09/30/11		Quarter Ended 09/30/10
	# of stores	Sales	# of stores	Sales
Same store sales	76	$8,678,135	76	$7,212,443
New store sales	1	66,311	-	-
Total Sales – Retail Leathercraft	77	$8,744,446	76	$7,212,443

Retail Leathercraft	Nine Months Ended 09/30/11		Nine Months Ended 09/30/10
	# of stores	Sales	# of stores	Sales
Same store sales	75	$26,013,673	75	$22,391,758
New store sales	2	314,231	1	143,660
Total Sales – Retail Leathercraft	77	$23,327,904	76	$22,535,418

Tandy Leather Factory, Inc.
Consolidated Balance Sheets

	September 30, 2011 (unaudited)	December 31, 2010 (audited)
ASSETS
CURRENT ASSETS:
Cash	$5,991,628	$4,293,746
Short-term investments, including certificates of deposit	336,000	1,621,593
Accounts receivable-trade, net of allowance for doubtful accounts
of $85,000 and $147,000 in 2011 and 2010, respectively	1,539,229	1,253,639
Inventory	20,551,287	20,236,028
Prepaid income taxes	4,765	-
Deferred income taxes	293,351	307,509
Other current assets	1,450,867	1,056,201
Total current assets	30,167,127	28,768,716

PROPERTY AND EQUIPMENT, at cost	14,955,482	14,390,662
Less accumulated depreciation and amortization	(4,475,331)	(4,106,121)
	10,480,151	10,284,541

GOODWILL	984,344	990,368
OTHER INTANGIBLES, net of accumulated amortization of
$527,000 and $495,000 in 2011 and 2010, respectively	198,693	232,416
OTHER assets	342,169	319,533
	$42,172,484	$40,595,574

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,844,920	$1,247,821
Accrued expenses and other liabilities	3,425,716	4,893,236
Income taxes payable	-	554,380
Current maturities of long-term debt and capital lease obligations	202,500	202,500
Total current liabilities	5,473,136	6,897,937

DEFERRED INCOME TAXES	892,311	628,543

LONG-TERM DEBT, net of current maturities	3,155,625	3,307,500
CAPITAL LEASE OBLIGATION, net of current maturities	-	-

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized; none issued or outstanding; atrributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,150,065 shares issued at 2011 and 2010, 10,156,442 shares outstanding at 2011 and 2010	26,760	26,760
Paid-in capital	5,736,543	5,703,387
Retained earnings	29,485,373	26,429,335
Treasury stock (993,623 shares at cost at 2011 and 2010, respectively)	(2,894,068)	(2,894,068)
Accumulated other comprehensive income	296,804	496,180
Total stockholders' equity	32,651,412	29,761,594
	$42,172,484	$40,595,574

Tandy Leather Factory, Inc.
Consolidated Statements of Income
(Unaudited)
For the Three and Nine Months Ended September 30, 2011 and 2010

	THREE MONTHS		NINE MONTHS
	2011	2010	2011	2010

NET SALES	$15,385,421	$13,640,193	$47,198,382	$42,579,553

COST OF SALES	6,147,143	5,457,668	18,590,002	16,705,466
Gross profit	9,238,278	8,182,525	28,608,380	25,874,087

OPERATING EXPENSES	8,016,441	7,106,669	23,704,740	21,817,552
INCOME FROM OPERATIONS	1,221,837	1,075,856	4,903,640	4,056,535

OTHER INCOME (EXPENSE):
Interest expense	(61,550)	(67,565)	(185,685)	(198,784)
Other, net	176,374	77,887	81,775	161,095
Total other income (expense)	114,824	10,322	(103,910)	(37,689)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,336,661	1,086,178	4,799,730	4,018,846

PROVISION FOR INCOME TAXES	506,187	493,532	1,742,324	1,417,513

NET INCOME FROM CONTINUING OPERATIONS	830,474	592,646	3,057,406	2,601,333

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(1,368)	1,259	(1,368)	1,795

NET INCOME	$829,106	$593,905	$3,056,038	$2,603,128

NET INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE:
Basic	$0.08	$0.06	$0.30	$0.26
Diluted	$0.08	$0.06	$0.30	$0.25

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX PER COMMON SHARE:
Basic	$0.00	$0.00	$0.00	$0.00
Diluted	$0.00	$0.00	$0.00	$0.00

NET INCOME PER COMMON SHARE:
Basic	$0.08	$0.06	$0.30	$0.26
Diluted	$0.08	$0.06	$0.30	$0.25

Weighted average number of shares outstanding:
Basic	10,156,442	10,256,442	10,156,442	10,195,868
Diluted	10,168,326	10,257,743	10,179,523	10,236,919

Tandy Leather Factory, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
For the Nine Months Ended September 30, 2011 and 2010

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,056,038	$2,603,128
Income from discontinued operations	(1,368)	1,795
	3,057,406	2,601,333
Adjustments to reconcile net income to net cash provided by (used in) operating activities -
Depreciation & amortization	759,279	713,366
Loss on disposal of assets	81,579	11,584
Non-cash stock-based compensation	33,156	22,790
Deferred income taxes	273,161	(59,006)
Other	(178,795)	53,382
Net changes in assets and liabilities:
Accounts receivable-trade, net	(285,590)	(246,414)
Inventory	(315,259)	(3,957,677)
Income taxes	(554,681)	(346,935)
Other current assets	(394,666)	(1,756,160)
Accounts payable	597,099	1,382,177
Accrued expenses and other liabilities	(1,467,520)	838,883
Total adjustments	(1,452,237)	(3,344,010)

Net cash provided by (used in) continuing operating activities	1,605,169	(742,677)
Cash used in discontinued operating activities	(1,067)	(23,706)
Net cash provided by (used in) operating activities	1,604,102	(766,383)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,042,775)	(963,222)
Purchase of certificates of deposit	-	(2,572,593)
Proceeds from maturities of certificates of deposit	1,285,593	5,943,000
Proceeds from sale of assets	25,473	6,560
Decrease (increase) in other assets	(22,636)	(5,522)

Net cash provided by continuing investing activities	245,655	2,408,223
Cash provided by discontinued investing activities	-	-
Net cash provided by investing activities	245,655	2,408,223

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of dividend	-	(7,690,832)
Payments on long-term debt and notes payable	(151,875)	(151,875)
Repurchase of common stock (treasury stock)	-	(8,419)
Proceeds from issuance of common stock	-	170,266

Net cash used in continuing financing activities	(151,875)	(7,680,860)
Cash used in discontinued financing activities	-	-
Net cash used in financing activities	(151,875)	(7,680,860)

NET CHANGE IN CASH	1,697,882	(6,039,020)

CASH, beginning of period	4,293,746	7,891,962

CASH, end of period	$5,991,628	$1,852,942

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$185,685	$198,784
Income taxes paid during the period, net of (refunds)	1,823,871	1,808,619